UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007
MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD (Address of Principal Executive Offices)	20817 (Zip Code)
Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) On December 10, 2007, Christopher P. Schnittker resigned as senior vice president and chief financial officer of Micromet, Inc. (the “Company”). A press release announcing Mr. Schnittker’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference.
(c) Effective December 10, 2007, the Company appointed Donald A. Zelm, the Company’s Executive Director Finance, as principal financial officer and as its interim chief financial officer to oversee the company’s financial operations. Additional information about Mr. Zelm is set forth below.
Donald A. Zelm, CPA, age 52, has served as the Company’s Executive Director Finance since December 2006. From November 2001 to November 2006, Mr. Zelm was at Panacos Pharmaceuticals, Inc., where he served most recently as Vice President of Finance. Prior to joining Panacos, Mr. Zelm spent over nine years with Sigma-Tau Pharmaceuticals, ultimately as Vice President of Finance. Mr. Zelm also held various accounting positions at DuPont and at American Critical Care, a division of American Hospital Supply, and was a senior auditor at Arthur Andersen & Co. Mr. Zelm holds a BS in Accountancy from the University of Illinois, an MBA from DePaul University, and is a Certified Public Accountant. In connection with the appointment as principal financial officer and interim chief financial officer, Mr. Zelm’s annual base salary will be increased to $160,000, and he will be granted an option effective January 1, 2008 to purchase 40,000 shares of the Company’s common stock. In addition, the Company will enter into an indemnification agreement with Mr. Zelm substantially in the same form as the indemnification agreements between the Company and its directors and officers.
(e) The Company has entered into a Separation Agreement (the “Agreement”) with Mr. Schnittker in connection with his resignation. Pursuant to the Agreement, in addition to the payment of salary and accrued vacation through the separation date, the Company has agreed to provide Mr. Schnittker with severance payments of his base salary for a period of up to six months or until Mr. Schnittker secures other employment, whichever is shorter. In the event that Mr. Schnittker is eligible and elects to continue his participation in the Company’s medical, dental and vision insurance plan, the Company has agreed pay its normal share of Mr. Schnittker’s costs for such coverage for a period of up to six months after the separation date or until Mr. Schnittker is eligible for benefits from a new employer, whichever is shorter. During the severance period, Mr. Schnittker has agreed to assist in the transition of his responsibilities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.
Date: December 14, 2007	By:	/s/ Matthias Alder
		Name:	Matthias Alder
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2007